The following principal investment strategies for Fidelity Advisor Freedom Income Fund, Fidelity Freedom Income Fund, and Fidelity Freedom K Income Fund took effect on September 26, 2013:

Allocating assets among underlying Fidelity funds according to a stable target asset allocation of approximately 17% domestic equity funds, 7% international equity funds, 46% bond funds, and 30% short-term funds.

The following principal investment strategies for Fidelity Freedom Index Income Fund took effect on September 26, 2013:

Using an asset allocation among underlying Fidelity Domestic Equity Funds (including commodities), International Equity Funds, Bond Funds (including treasury inflation protected securities) and Short-Term Funds as of March 31, 2013, of approximately 17% domestic equity funds, 7% international equity funds, 46% bond funds, and 30% short-term funds.

The following principal investment strategies for Fidelity Freedom 2000 Fund, Fidelity Freedom 2005 Fund, Fidelity Freedom 2010 Fund, Fidelity Freedom 2015 Fund, Fidelity Freedom 2020 Fund, Fidelity Freedom 2025 Fund, Fidelity Freedom 2030 Fund, Fidelity Freedom 2035 Fund, Fidelity Freedom 2040 Fund, Fidelity Freedom 2045 Fund, Fidelity Freedom 2050 Fund, Fidelity Freedom 2055 Fund, Fidelity Freedom K 2000 Fund, Fidelity Freedom K 2005 Fund, Fidelity Freedom K 2010 Fund, Fidelity Freedom K 2015 Fund, Fidelity Freedom K 2020 Fund, Fidelity Freedom K 2025 Fund, Fidelity Freedom K 2030 Fund, Fidelity Freedom K 2035 Fund, Fidelity Freedom K 2040 Fund, Fidelity Freedom K 2045 Fund, Fidelity Freedom K 2050 Fund, Fidelity Freedom K 2055 Fund, Fidelity Advisor Freedom 2005 Fund, Fidelity Advisor Freedom 2010 Fund, Fidelity Advisor Freedom 2015 Fund, Fidelity Advisor Freedom 2020 Fund, Fidelity Advisor Freedom 2025 Fund, Fidelity Advisor Freedom 2030 Fund, Fidelity Advisor Freedom 2035 Fund, Fidelity Advisor Freedom 2040 Fund, Fidelity Advisor Freedom 2045 Fund, Fidelity Advisor Freedom 2050 Fund, and Fidelity Advisor 2055 Freedom took effect on September 26, 2013:

Allocating assets among underlying Fidelity funds according to an asset allocation strategy that becomes increasingly conservative until it reaches approximately 17% in domestic equity funds, 7% in international equity funds, 46% in bond funds, and 30% in short-term funds (approximately 10 to 17 years after the fund's target retirement date).

The following principal investment strategies for Fidelity Freedom Index 2000 Fund, Fidelity Freedom Index 2005 Fund, Fidelity Freedom Index 2010 Fund, Fidelity Freedom Index 2015 Fund, Fidelity Freedom Index 2020 Fund, Fidelity Freedom Index 2025 Fund, Fidelity Freedom Index 2030 Fund, Fidelity Freedom Index 2035 Fund, Fidelity Freedom Index 2040 Fund, Fidelity Freedom Index 2045 Fund, Fidelity Freedom Index 2050 Fund, and Fidelity Freedom Index 2055 Fund took effect on September 26, 2013:

Allocating assets among underlying Fidelity funds according to an asset allocation strategy that becomes increasingly conservative until it reaches approximately 17% in domestic equity funds (including commodities), 7% in international equity funds, 46% in bond funds (including treasury inflation protected securities), and 30% in short-term funds (approximately 10 to 17 years after the fund's target retirement date).